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                                                                     EXHIBIT 5.1

                       JEFFERS, WILSON, SHAFF & FALK, LLP
                                ATTORNEYS AT LAW
                            18881 VON KARMAN AVENUE
                                   SUITE 1400
                            IRVINE, CALIFORNIA 92612
                            TELEPHONE: (714) 660-7700
                            FACSIMILE: (714) 660-7799

                              __________ __, 1997

Medical Science Systems, Inc.
4400 MacArthur Boulevard, Suite 980
Newport Beach, California 92660-2031

                    Re:  Registration Statement on Form SB-2

Gentlemen:

        We have acted as counsel to Medical Science Systems, Inc. (the "Company"), a Texas corporation, in connection with the Registration Statement on Form SB-2 (333-37441), filed with the Securities and Exchange Commission on October 8, 1997, as amended (the "Registration Statement"), covering 1,500,000 shares of the Company's no par value Common Stock (the "Shares").

        In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

        In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

        Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Shares have been duly authorized and when issued, delivered and paid for, will be validly issued, fully paid and non-assessable.

        We express no opinion with respect to laws other than those of the State of California and federal laws of the United States of America, and we assume no responsibility as to the applicability thereof, or the effect thereon, of the laws of any other jurisdiction.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

                                          Very truly yours,

                                          JEFFERS, WILSON, SHAFF & FALK, LLP

                                          /s/ Jeffers, Wilson, Shaff & Falk, LLP